U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

          Date of Report (Earliest event reported): September 5th 2002

                     FLEXIBLE SOLUTIONS INTERNATIONAL INC.

         NEVADA                                        91-1922863
   (State or other jurisdiction                IRS employer Identification No.)
      of incorporation)

                2614 Queenswood Dr., Victoria, BC Canada V8N 1X5
           (Address of principal executive offices including zip code)

                                  250 477 9969
                 (Issuer's telephone number including area code)
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ITEM 1. Changes in control of Registrant.
None

ITEM 2. Acquisition or Disposition of Assets.
None

ITEM 3. Bankruptcy or Receivership.
None

ITEM 4. Changes in Registrant's Certifying Accountant.
None

ITEM 5. Other Events
 On Sept 5th 2002, Flexible Solutions and Ondeo Nalco Company, a subsidiary of Suez, announced a distribution agreement between the companies for Flexible Solutions' "Water$avr" product. This distribution agreement is for a term of 5 years and is renewable provided that Ondeo Nalco meets the sales volumes agreed to. The volume of sales required over the 5 year term of the agreement totals US$25,000,000 (twenty five million dollars)

The agreement provides for exclusive distribution rights for Ondeo Nalco to sell Water$avr in the mining industry, worldwide excluding India and Pakistan. It provides exclusive right to sell Water$avr to the municipal markets in the USA and Canada. It provides a non-exclusive right in all other industries and markets which are not covered by existing distribution agreements.

As part of this agreement, Flexible Solutions has provided Ondeo Nalco with an option to purchase one million shares of Flexible Solutions' common stock at a strike price of $4.25. A further one million options with a strike price of $5.50 are exercisable only if Ondeo Nalco is in full compliance with all the sales requirements in the agreements. Both option agreements have a term of five years.

ITEM 6. Resignations of Registrant's Directors.
None.

ITEM 7. Financial Statements and Exhibits.
None

ITEM 8. Change in Fiscal Year.
None

ITEM 9. Sale of Equity Securities Pursuant to Regulation S.
None


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5th 2002  FLEXIBLE SOLUTIONS INTERNATIONAL INC.

/s/ DAN O'BRIEN

Dan O'Brien
President